UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2023

BioNexus Gene Lab Corp.
(Exact name of Company as specified in charter)

Wyoming	333-229399	35-2604830
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit 02, Level 10, Tower B, Vertical Business SuiteBangsar South, 8 Jalan Kerinchi

59200 Kuala Lumpur Malaysia

(Address of Principal Executive Offices) (Zip code)

60 1221-26512

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2023, BioNexus Gene Lab Corp. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Network 1 Financial Securities, Inc., as underwriter (the "Underwriter") pursuant to which the Company agreed to issue and sell, in a firm commitment underwritten public offering by the Company (the “Offering”) of 1,250,000 shares of common stock, priced at a public offering price of $4.00 per share.

In addition, pursuant to the Underwriting Agreement, the Underwriter was granted a 45-day option (the “Over-Allotment Option”) to purchase up to an additional 187,500 shares of common stock at the public offering price of $4.00 per share. The Underwriter fully exercised the Over-Allotment Option on July 24, 2023.

The securities were offered by the Company pursuant to the registration statement on Form S-1 (File No. 333-269753), which was originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, on February 14, 2023, and declared effective by the Commission on July 19, 2023.

On July 24, 2023, the Offering closed, and the Company issued and sold 1,437,500 shares of common stock, including 187,500 shares sold pursuant to the exercise of the Over-Allotment Option. The Offering was priced at $4.00 per share for total gross proceeds of $5.75 million before deducting underwriting discounts, commissions, and offering expenses.

Pursuant to the Underwriting Agreement, the Company issued to the Underwriter warrants to purchase up to an aggregate of 115,000 shares of the Company’s common stock (the “Underwriter’s Warrants”) at an exercise price of $4.40 per share. The Underwriter’s Warrants are exercisable from July 24, 2023 until July 24, 2028.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors and certain shareholders have entered into lock-up agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 180 days following the date of the final prospectus.

The foregoing description of the Underwriting Agreement and Underwriter’s Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as exhibits 1.1 and 4.1, respectively, to this report, which are incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the parties.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2013, the Board of Directors of the Company approved and ratified the Amended and Restated Bylaws (“Amended Bylaws”) of the Company to increase the maximum number of directors from seven (7) to nine (9), effective as of January 1, 2023. The Amended Bylaws is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events

On July 20, 2023, the Company issued a press release announcing the pricing of the Offering, the text of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On July 24, 2023, the Company issued a press release announcing the closing of the Offering, the text of which is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement by and between BioNexus Gene Lab Corp. and Network 1 Financial Securities, Inc. dated July 20, 2023
3.1	Amended and Restated Bylaws
4.1	Form of Underwriter’s Warrants
99.1	Pricing Press Release, dated July 20, 2023.
99.2	Closing Press Release, dated July 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

Date: July 24, 2023	By:	/s/ Sook Keng Yeoh
	Name:	Sook Keng Yeoh
	Title:	Chief Executive Officer and Director

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